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                                                                    EXHIBIT 10.3

         FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT
                             AND WAIVER OF DEFAULTS


         THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER OF DEFAULTS (this "Amendment") is entered into as of November 11, 2002, by and between GADZOOKS, INC., a Texas corporation ("Borrower"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain FIRST Amended And Restated Credit Agreement between Borrower and Bank dated as of June 1, 2002, as amended from time to time ("Credit Agreement").

         WHEREAS, Borrower is in default of certain provisions of the Credit Agreement.

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. The following is hereby added to the Credit Agreement as Section 1.1(e):

                           "(e) Required Audit. Should the outstanding
                  borrowings under the Line of Credit (inclusive of the face amount of any Letters of Credit) exceed $10,000,000, Bank will perform an audit within 30 days of such event."

         2. Borrower has notified Bank of breach of the following breach of the terms of the Credit Agreement:

         Failure to maintain the net income required by Section 4.9(c).

         Subject to the terms and conditions that follow, Bank agrees to waive its default rights with respect to this breach for the quarter ending November 2, 2002. Bank and Borrower expressly agree that this waiver applies only to the specific instance described above. This waiver is not a waiver of any subsequent breach of the same provisions of the Credit Agreement, nor is it a waiver of any breach of any other provision of the Credit Agreement.

         Except as expressly stated in this Amendment, Bank reserves all of the rights, powers and remedies available to Bank under the Credit Agreement and any other contracts or instruments between Bank and Borrower, including the right to cease making advances to and the right to accelerate any of Borrower's indebtedness, if any subsequent breach of the same provisions or any other provision of the Credit Agreement should occur.



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         3. In consideration of the changes set forth herein and as a condition of the amendments made in this Amendment and the waivers contained herein, Borrower will pay to Bank a fee of $5,000, which fee shall be due and payable upon the execution of this Amendment.

         4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment, and after giving effect to the waivers contained in Section 2 above, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                             WELLS FARGO BANK TEXAS,
GADZOOKS, INC.                                  NATIONAL ASSOCIATION


By:  /s/ James A. Motley                     By:  /s/ Brad S. Thompson
    -------------------------------              -----------------------------
         James A. Motley                               Brad S. Thompson

Title:  Vice President and CFO               Title:  Vice President
      -----------------------------               ----------------------------



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